UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2011 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Material Events

As previously announced on a report filed on Form 8-K February 28, 2011, US Geothermal Inc. (the “Company”) has entered into agreements with a limited number of strategic investment funds (collectively, the “Investors”), pursuant to which to the Investors have agreed to acquire, in total, 5,000,000 Units (a “Unit”) of the Company at a price of US$1.00. Each Unit consists of one share of common stock of the Company and one half of one common stock purchase warrant (a “Warrant”). Each Warrant will entitle the holder thereof to acquire one additional share of common stock of the Company for a period of 12 months following the closing of the offering for US$1.075 per share of common stock.

The common stock and warrants were registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-170202), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 1, 2010 (the “Shelf Registration Statement”). In connection with this Offering, the Company has filed with the SEC a prospectus supplement dated February 28, 2011 pursuant to Rule 424(b) under the Securities Act.

The Opinion of Dorsey & Whitney LLP and Consent of Dorsey & Whitney are filed herewith as Exhibits 5.1 and 23.1, respectively. This report on Form 8-K is being filed for the purposes of incorporating Exhibits 5.1 and 23.1 by reference as exhibits to the Shelf Registration Statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Dorsey & Whitney LLP (contained in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 1, 2011	U.S. Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Dorsey & Whitney LLP (contained in its opinion filed as Exhibit 5.1).